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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 30, 1999 except for Note 13, as to which the date is October 5, 1999, relating to the consolidated financial statements of Sage, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers

San Jose, California
October 26, 1999